EXHIBIT 3.3

                           SECOND AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        PHARMACY BUYING ASSOCIATION, INC.


                                    ARTICLE I
                                    ---------

                                     OFFICES

     1.1 REGISTERED OFFICE. The location of the registered office and the name of the registered agent of the corporation in the State of Missouri shall be as stated in the articles of incorporation, as amended from time to time in accordance with Missouri law.

     1.2 OTHER OFFICES. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS

     2.1 ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of shareholders shall be held on the third Friday of July of each year at 1:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the meeting, directors shall be elected and any proper business may be transacted.

     2.2 SPECIAL MEETINGS. Except as otherwise required by law, special meetings of the shareholders may be called at any time by the board of directors, or by the chairman of the board or by the president.

     2.3 PLACE OF MEETING. Meetings of the shareholders shall be held at any place, either within or without the State of Missouri, as may be designated by the board of directors or in the manner provided in these bylaws. In the absence of any such designation, shareholders' meetings shall be held at the registered office of the corporation in the State of Missouri.

     2.4 NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than 10 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.5 ADVANCE NOTICE OF SHAREHOLDER NOMINEES AND SHAREHOLDER BUSINESS. Nominations for the election of directors and business proposed to be brought before any shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days in advance of the first anniversary date of mailing of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a shareholder's notice to the secretary shall set forth:

          (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (ii) a representation letter that the shareholder is a holder of record of common stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

          (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

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

     2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as is appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of a transfer agent of the corporation that the notice has been so given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.7 QUORUM. A majority of the shareholders of the corporation, determined on a per capita basis and not by share ownership, entitled to vote any meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise required by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, then either (i) the chairman of the meeting or (ii) a majority of the shareholders so present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

     2.8 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each shareholder of record entitled to vote at the meeting.

     2.9 CONDUCT OF BUSINESS. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

     2.10 VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section
2.13 of these bylaws and shall be subject to the provisions of Section 351.260 of The General and Business Corporation Law of Missouri (relating to voting rights of corporations and fiduciaries). Except as set forth in this paragraph, each shareholder shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders regardless of the number of shares owned by such shareholder. Notwithstanding the foregoing, each shareholder shall have one vote per vacant seat on the board at the election of the board of directors; provided, however, that there shall be no cumulative voting of shares.

     2.11 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of The General and Business Corporation Law of Missouri, the articles of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

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

     2.12 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under The General and Business Corporation Law of Missouri.

     2.13 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting.

     2.14 PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by a written proxy, signed by such shareholder and filed with the secretary of the corporation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     2.15 SHAREHOLDER LIST. At least 10 days before each meeting of shareholders, the officer or agent having charge of the stock ledger of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of, and the number of shares held by, each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting, and may be inspected by any shareholder who is present. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     3.1 POWERS. Subject to the provisions of The General and Business Corporation Law of Missouri and any limitation in the articles of incorporation or these bylaws relating to action required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2 NUMBER, ELECTION AND TERM. The number of directors of the corporation shall be not less than 9 and not more than 24. The actual number of directors shall be fixed exclusively by the board of directors from time to time by resolution adopted by a majority of the

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

entire board of directors serving at the time of the resolution. The directors shall be classified into three classes as nearly equal in number as shall be reasonably possible. The terms of the initial board of directors elected by the shareholders shall be as follows: the first class of directors shall serve three-year terms, the second class of directors shall serve two-year terms and the third class of directors shall serve one-year terms. Upon expiration of the initial terms, nominees from each class shall each be elected to three-year terms and shall hold office until his successor has been elected and qualified or until his earlier resignation or removal. Notwithstanding any provision to the contrary in this Section 3.2, the board of directors shall have the right and authority, in their sole and absolute discretion, to appoint the acting president or chief executive officer of the corporation as a member of the board of directors with all rights, powers and duties of a director of the corporation. Any such officer appointed to the board of directors pursuant to this Section 3.2 shall continue to serve until removed by a majority of the board of directors or by the shareholders of the corporation in accordance with
Section 3.3 hereof. In no event shall the total number of directors, including any president or chief executive officer appointed as such, exceed 24.

     3.3 REMOVAL OF DIRECTORS. The directors shall hold office at the pleasure of the shareholders and any director may be removed from the board at any time, with or without cause, by a majority vote of the shareholders present, either in person or by proxy, at a meeting of the shareholders.

     3.4 RESIGNATION OF DIRECTORS. Any director may resign at any time upon written notice to the attention of the secretary of the corporation.

     3.5 VACANCIES. In the case of any vacancies on the board of directors, whether as a result of death, resignation, removal or an increase in the size of the board, a majority of the surviving or remaining directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. If there are no remaining directors, then a majority of the shareholders shall fill such vacancies until the successor or successors are elected at the next annual meeting of shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of shareholders.

     3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The board of directors may hold meetings, both regular and special, either within or outside the State of Missouri. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

     3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     3.8 SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president or any two

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

directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or facsimile, addressed to each director at that director's address or facsimile number as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the date of the meeting. If the notice is delivered personally or by telephone, it shall be delivered personally or by telephone at least 48 hours before the date of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.9 QUORUM. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation or these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.10 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of The General and Business Corporation Law of Missouri, the articles of incorporation, or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

     3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.12 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

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
                                   ARTICLE IV
                                   ----------

                                   COMMITTEES

     4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority (i) approving or adopting or recommending to the shareholders, any action or matter expressly required by The General and Business Corporation Law of Missouri to be submitted to shareholders for approval or (ii) adopting, amending, or repealing any bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these bylaws, Section 3.6 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V
                                    ---------

                                    OFFICERS

     5.1 OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer or treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, chief executive officer, one or more vice presidents, one or

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more assistant vice presidents,  one or more assistant secretaries,  one or more assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     5.2 APPOINTMENT OF OFFICER. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3 SUBORDINATE OFFICERS. The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors or president, as applicable, may from time to time determine.

     5.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the secretary of the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to the chairman of the board by the board of directors or as may be prescribed by these bylaws. If there is no president and no one has been appointed chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.6 of these bylaws.

     5.6 CHIEF EXECUTIVE OFFICER. The board of directors shall select a chief executive officer of the corporation who shall be subject to the control of the board of directors and have general supervision, direction and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.

     5.7 PRESIDENT. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In addition and subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if no one has been appointed chief executive officer, the president shall be the chief

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executive  officer of the corporation  and shall,  subject to the control of the board of  directors,  have the powers and duties  described  in Section 5.6.

     5.8 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

     5.9 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

     5.10 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     5.11 TREASURER. The treasurer shall work with the chief financial officer to keep and maintain adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. In the absence of the chief financial officer or in the event of his or her inability or

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

refusal to act, the treasurer shall perform the duties and exercise the powers of the chief financial officer described in Section 5.10.

     5.12 ASSISTANT SECRETARY. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the board of directors or these bylaws.

     5.13 ASSISTANT TREASURER. The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the shareholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as may be prescribed by the board of directors or these bylaws.

     5.14 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     5.15 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the shareholders.

                                   ARTICLE VI
                                   ----------

                                 SHARE OWNERSHIP

     6.1 STOCK CERTIFICATES. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the secretary or any assistant secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

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

     6.2 LOST CERTIFICATES. Except as provided in this Section 6.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     6.3 REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

     6.4 SHARE OWNERSHIP RESTRICTIONS. Unless otherwise approved by the board of directors, only (i) natural persons who are licensed pharmacists in good standing in the state of their respective licenses and who own, directly or indirectly, or manage or are employed by an independent pharmaceutical store that is a member of the corporation, (ii) employees, directors and officers of the corporation, (iii) a revocable trust in which the trustee meets the requirements of either (i) or (ii) above, or (iv) an entity that owns an independent pharmaceutical store that is a member of the corporation, may be a shareholder of the corporation. For purposes of this Section 6.4, the term "independent pharmaceutical store" shall mean a business which sells pharmaceutical products in a local market and which is not owned by a regional or national chain of pharmacies, which definition may be further defined or modified by the board of directors by amendment to these bylaws or by resolution of the board.

     6.5 TRANSFER RESTRICTIONS.

          (i) No shareholder shall be entitled to pledge or encumber any shares of the corporation for any reason, and any such pledge or encumbrance shall be null and void ab initio.

          (ii) If any shareholder (a "Selling Shareholder") desires to transfer or sell any shares in the corporation, the Selling Shareholder shall give written notice of such intention, including number of shares, to the corporation. The corporation shall have the right (but not the obligation) to purchase the shares proposed to be transferred or sold within 6 months after its receipt of written notice from the Selling Shareholder, pursuant to the terms described in Section 6.8 of these bylaws. If the corporation does not exercise its right to purchase the shares as set forth above, the Selling Shareholder may transfer or sell its shares (as stated in the notice to the corporation) to another person or entity satisfying the requirements listed in Section 6.4, which transferee shall hold the shares subject to the restrictions contained in these bylaws. In no event may any shares of the corporation be transferred to any person or entity that does not satisfy the requirements in Section 6.4 of these bylaws, and any such transfer shall be null and void ab initio.

     6.6 MANDATORY REDEMPTION OF SHARES. In the event of the death of a shareholder, or if a shareholder is deemed incompetent or a guardian/conservator is appointed for such shareholder, or in the event of the adjudication of a shareholder as bankrupt, or if a receiver is appointed for the shareholder, or if any title, right or interest in or to the shares of a shareholder shall be claimed by operation of law, subject to Section 6.9 of these bylaws, the corporation shall have the obligation to purchase all shares owned by such shareholder within 6 months after the corporation's receipt of written notice of any such event.

     6.7 CALL RIGHT.  If a  shareholder  ceases to satisfy any  requirements  in
Section  6.4 of these  bylaws,  except  as a result of any  event  described  in
Section 6.6, the corporation shall have the right, but not the obligation, to call and purchase such shareholder's shares as set forth in Section 6.8 below.

     6.8 PURCHASE OF SHARES. If the corporation purchases any shares pursuant to Sections 6.5, 6.6 or 6.7 above:

          (i) If the corporation is purchasing shares pursuant to Section 6.6, the corporation shall purchase all, and not less than all, of the shareholder's shares. If the corporation is purchasing shares pursuant to Sections 6.5 or 6.7, the corporation may purchase all or a portion of the shareholder's shares.

          (ii) The purchase price for each share shall be set by the board of directors and shall equal the corporation's book value per share based on the financial statements of the corporation as of the end of the preceding fiscal year. Notwithstanding the foregoing, the board may update the purchase price during any fiscal year based on more recent financial information if it deems necessary and if such financial information is reviewed by an independent public accountant. The purchase price so established shall be included in the minutes of any meeting of the directors. The value last previously established by the board of directors shall be the purchase price for each share.

          (iii) The selling shareholder shall tender all certificates representing such shareholder's stock duly endorsed for transfer or with an executed stock power attached thereto, free and clear of all liens, claims and encumbrances. If, with respect to the shares to be transferred hereunder, the selling shareholder fails to produce the certificate or certificates evidencing the shares duly endorsed for transfer or fails to satisfy any other obligation to be satisfied by the selling shareholder (including without limitation the failure to locate the selling shareholder), then the purchase price and any other document or instrument required of the corporation (the "Closing Documentation") shall be deposited with the secretary of the corporation. If the Closing Documentation is deposited with the secretary of the corporation, then from and after the date of such deposit and even if the certificate(s) evidencing the shares have not been properly delivered to the corporation, the purchase of the shares shall be deemed to have been fully effective and all title and interest in and to the shares so purchased shall be deemed to have been vested in the corporation and all rights of the selling shareholder or any other person claiming to have an interest therein, as a shareholder of the corporation or otherwise shall cease and terminate except for the right to receive the Closing

     Documentation, but without interest; and the secretary of the corporation, as attorney-in-fact for and in the name of the selling shareholder shall cause the shares so purchased to be transferred on the books of the corporation to the corporation. Each shareholder of the corporation does hereby irrevocably appoint and designate the secretary of the corporation and the secretary's successors as attorney-in-fact, for and on such shareholders' behalf, to receive, receipt for, hold and collect the Closing Documentation and to effect the transfer of shares on the books of the corporation. The selling shareholder shall be entitled to receive the Closing Documentation upon delivery to the corporation of the certificates evidencing the shares so purchased, duly endorsed for transfer or with a blank stock power attached thereto, together with any other document or instrument required of the selling shareholder.

     6.9 RIGHT OF SETOFF. The corporation shall have a lien on (and right of setoff against) all shares owned by each of its shareholders, for the indebtedness of each shareholder, whether due or to become due, to the corporation. In the event of a setoff, the value of a shareholder's shares shall be determined pursuant to Section 6.8 of these bylaws.

                                   ARTICLE VII
                                   -----------

                                 GENERAL MATTERS

     7.1 CHECKS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     7.2 EXECUTION OF CORPORATION CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     7.3 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. The corporation shall indemnify its directors, officers, agents, employees in accordance with the provisions of the articles of incorporation.

     7.4 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in The General and Business Corporation Law of Missouri shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     7.5 DIVIDENDS. The directors of the corporation, subject to any restrictions contained in (i) The General and Business Corporation Law of Missouri or (ii) the articles of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     7.6 FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

     7.7 SEAL. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS

     The bylaws of the corporation may be amended, altered, supplemented or repealed by the board of directors at any regular or special meeting.

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